Exhibit 99.1

Education Funding Capital Trust-I

Statements to Noteholders

December 31, 2003

(per Section 11.04)

Payments on each Series of Notes during the month ended:			December 31, 2003

	Principal	Interest	Carryover Interest
Series 2002A-1	—	65,333.33	—
Series 2002A-2	—	60,335.72	—
Series 2002A-3	—	131,250.00	—
Series 2002A-4	—	59,588.67	—
Series 2002A-5	—	56,186.67	—
Series 2002A-6	—	56,466.67	—
Series 2002A-7	—	58,520.00	—
Series 2002A-8	—	44,333.33	—
Series 2002A-9	6,000,000.00	61,848.89	—
Series 2002A-10	—	43,812.61	—
Series 2002A-11	—	126,614.45	—
Series 2002A-12	—	60,643.33	—
Series 2002A-13	—	66,105.00	—
Series 2002B-1	—	32,763.89	—
Series 2002B-2	—	32,355.56	—

	6,000,000.00	956,158.12	—

Information on Each Series of Notes as of:			December 31, 2003

	Outstanding Principal	Auction Rate	Carryover Interest
Series 2002A-1	75,000,000.00	1.23%	—
Series 2002A-2	68,650,000.00	1.14%	—
Series 2002A-3	75,000,000.00	1.13%	—
Series 2002A-4	67,800,000.00	1.19%	—
Series 2002A-5	64,500,000.00	1.16%	—
Series 2002A-6	66,000,000.00	1.17%	—
Series 2002A-7	66,000,000.00	1.20%	—
Series 2002A-8	50,000,000.00	1.23%	—
Series 2002A-9	65,000,000.00	1.19%	—
Series 2002A-10	49,850,000.00	1.14%	—
Series 2002A-11	73,000,000.00	1.18%	—
Series 2002A-12	69,000,000.00	1.13%	—
Series 2002A-13	78,000,000.00	1.20%	—
Series 2002B-1	33,700,000.00	1.32%	—
Series 2002B-2	32,000,000.00	1.32%	—

	933,500,000.00		—

Education Funding Capital Trust-I

Statements to Noteholders

December 31, 2003

(per Section 11.04)

Value of the Trust Estate as of:	December 31, 2003

Principal Balance of Financed Student Loans	881,707,006.88
Accrued Interest on Financed Student Loans	8,163,626.26
Cash and Investment Balance	35,742,479.57
Accrued Interest on Cash and Investments	28,995.01

925,642,107.72

Accrued Interest and Fees with respect to the Notes	536,852.89

Parity Percentage	99.10%

Senior Parity Percentage	106.60%

Rollforward of Indenture Funds during month ended:			December 31, 2003

	Acquisition Fund	Reserve Fund	Capitalized Interest Fund
Beginning Balance	—	4,922,500.00	20,689,871.39
Withdrawals	—	—	—
Deposits		—	(2.05)

Ending Balance	—	4,922,500.00	20,689,869.34

Amounts allocated during month ended:	December 31, 2003

Servicing fees	162,588.58
Administration fee	37,093.43
Auction agent fee	8,436.67
Broker dealer fee	210,916.63
Calculation agent fee	—
Trustee fee	—

419,035.31

Activity on Financed Student Loans during month ended:	December 31, 2003

Recoveries of Principal	6,585,051.94

Recoveries of Interest	2,867,785.80

Acquisitions of Financed Student Loans	—

Sales of Financed Student Loans	—

Initial federal reimbursement claims	1,250,431.50

Rejected federal reimbursement claims	—

Education Funding Capital Trust-I

Statements to Noteholders

Portfolio Statistics

December 31, 2003

(per Section 11.04)

	Number of Borrowers	Outstanding Balance
		Dollars	Percentage	ABI
Portfolio Breakdown:
In-School	0	0	0.00%	0
Grace	0	0	0.00%	0

Total Interim	0	0	0.00%	0

Repayment - Current	23,552	610,777,728	69.27%	25,933
Repayment - Delinquent	3,258	89,680,799	10.17%	27,526
Forbearance	1,547	55,023,945	6.24%	35,568
Deferment	3,941	126,224,535	14.32%	32,029

Total Repayment	32,298	881,707,007	100.00%	27,299

Total Portfolio	32,298	881,707,007	100.00%	27,299

Breakdown of Delinquent:
11 - 30 days	1,481	39,600,868	44.16%	26,739
31 - 60 days	837	22,422,217	25.00%	26,789
61 - 90 days	366	10,671,080	11.90%	29,156
91 - 120 days	205	6,623,924	7.39%	32,312
121 - 150 days	94	2,604,588	2.90%	27,708
151 - 180 days	81	2,447,516	2.73%	30,216
181 - 210 days	61	1,547,050	1.73%	25,361
211 - 240 days	38	980,260	1.09%	25,796
241 - 270 days	32	848,946	0.95%	26,530
Over 270 days	36	973,241	1.09%	27,034
Claim Filed	27	961,109	1.07%	35,597

Total Delinquent	3,258	89,680,799	100.00%	27,526

Loan Type:
Stafford	0	0	0.00%	0
PLUS	0	0	0.00%	0
Consolidation	32,298	881,707,007	100.00%	27,299
CEL - Guaranteed	0	0	0.00%	0
CEL - Self Guaranteed	0	0	0.00%	0

Total	32,298	881,707,007	100.00%	27,299

CEL: Consumer Education Loans (non-federally guaranteed loans)